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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We comment to the incorporation by reference in the registration statement of Rambus Inc. and Subsidiaries on Form S-8 of our report dated November 1, 1996, except for Note 17 for which the date is March 31, 1997, on our audits of the consolidated financial statements and financial statement schedule of Rambus Inc. and Subsidiaries as of September 30, 1995 and 1996, and for the years ended September 30, 1994, 1995 and 1996, appearing in the Form S-1 Registration Statement (Amendment No. 6) of Rambus Inc. (Registration No. 333-22885) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.



                              /s/ COOPERS & LYBRAND L.L.P.
                              --------------------------------------------
                              Coopers & Lybrand L.L.P.


San Jose, California
October 27, 1997